UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Olaplex Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Park Avenue South, Third Floor, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 691-0776

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on March 26, 2026, Olaplex Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Henkel US Operations Corporation, a Delaware corporation (“Parent”), and Margot Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on July 7, 2026, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned Subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on July 7, 2026, the Company repaid in full all outstanding indebtedness and terminated all commitments under that certain Credit Agreement, dated as of February 23, 2022, by and among Olaplex, Inc., as the borrower, Penelope Intermediate Corp., as holdings, Goldman Sachs Bank USA, as administrative agent for the lenders, as collateral agent for the secured parties, as an issuing bank and as the swingline lender, and each other lender and issuing bank from time to time party thereto (as amended, the “Credit Agreement”). The Company’s payment to the lenders under the Credit Agreement was approximately $357.6 million, which satisfies all of the Company’s outstanding debt obligations under the Credit Agreement (other than any contingent unasserted obligations which by their terms survive the termination of the Credit Agreement). The Company did not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Credit Agreement. In connection with the repayment of outstanding indebtedness by the Company, the borrower and holdings were automatically released from all security interests, liens, encumbrances and guarantees under the Credit Agreement and the other related collateral documents.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock or held directly by Parent or Merger Sub, or any direct or indirect wholly owned Subsidiaries of the Company, Parent or Merger Sub immediately prior to the Effective Time that are canceled or converted and other than Dissenting Shares), was converted automatically into the right to receive $2.06 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law as provided in the Merger Agreement, and all such Shares were automatically canceled and ceased to exist.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Shares granted under the Company’s 2021 Equity Incentive Plan, the Company’s Amended & Restated 2020 Omnibus Equity Incentive Plan and any other effective equity or equity-based incentive plan sponsored by the Company or its affiliates (each such option a “Company Option”, and such equity or equity-based incentive plans, collectively, the “Company Equity Plans”) that was outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) was automatically canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that had a per Share exercise price that was equal to or greater than the Merger Consideration was canceled for no consideration.

Pursuant to the Merger Agreement, at the Effective Time, each award of restricted stock units covering Shares granted under the Company Equity Plans (each, a “Company RSU Award”) that was outstanding immediately prior to the Effective Time (whether vested or unvested) was automatically canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

The information set forth in the Introductory Note and Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on March 26, 2026 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified representatives of Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq delist the Common Stock. As a result, shares of Common Stock ceased to trade on the Nasdaq Global Select Market prior to market open on July 7, 2026, and became eligible for delisting from Nasdaq and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that Nasdaq file with the SEC a Notification of Removal From Listing and Registration on Form 25 to delist the Common Stock from Nasdaq under Section 12(b) of the Exchange Act on July 7, 2026. After the Form 25 becomes effective, the Surviving Corporation intends to file a Form 15 with the SEC to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations with the SEC under Sections 13 and 15(d) of the Exchange Act.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, holders of shares of Common Stock, Company Options and Company RSU Awards ceased to have any rights in connection with their holding of such securities (other than their right to receive the consideration described in Item 2.01).

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosures set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned Subsidiary of Parent. The total equity value of the transaction was approximately $1.4 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from cash on hand of Parent and its affiliates.

The information set forth in the Introductory Note of this Current Report on Form 8-K and the disclosures set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, John P. Bilbrey, Amanda Baldwin, Christine Dagousset, Pamela Edwards, Deirdre Findlay, Tricia Glynn, Jerome Griffith, Martha Morfitt, David Mussafer, Emily White and Michael White ceased to be members of the Company’s board of directors or any committee thereof.

In connection with the Merger, effective as of the Effective Time, Amanda Baldwin, John Duffy, Melisa Gill, and Martijn de Regt were appointed as directors of the Company.

Effective as of the Effective Time, the Company terminated the Company’s 2021 Equity Incentive Plan and the Company’s Amended & Restated 2020 Omnibus Equity Incentive Plan.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company, each as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01 Other Events.

The Company previously disclosed that it intended to hold its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) on July 9, 2026. In consideration of the closing of the Merger, the board of directors of the Company has canceled the 2026 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 26, 2026, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 26, 2026).

3.1	Second Amended and Restated Certificate of Incorporation of Olaplex Holdings, Inc.

3.2	Third Amended and Restated Bylaws of Olaplex Holdings, Inc.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 7, 2026	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer